UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2023

IMPEL PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40353	26-3058238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Elliott Avenue West, Suite 260 Seattle, WA	98119
(Address of principal executive offices)	(Zip Code)

(206) 568-1466

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	IMPL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amended Credit Agreement

On October 2, 2023, Impel Pharmaceuticals Inc. (the “Company”) entered into the Third Amendment to Credit Agreement and Guaranty (the “Amended Credit Agreement”) with Oaktree Fund Administration, LLC as administrative agent, and the existing lenders party thereto (collectively, the “Secured Parties”), which amends the Company’s Credit Agreement and Guaranty dated March 17, 2022, as amended on August 21, 2023 and September 5, 2023 (the “Original Agreement”). The Amended Credit Agreement and related agreements described in this Form 8-K were approved by a special committee of independent directors of the Board of Directors (the “Board”).

Pursuant to the Amended Credit Agreement, the requisite lenders waived certain defaults of the Company under the Original Agreement. Under the Amended Credit Agreement, terms of the tranche B term loans funding were modified, and the Company drew an additional $2,500,000 of tranche B term loans, at signing of the Amended Credit Agreement (of which 75% was funded on October 2, 2023 and 25% is expected to be funded by October 5, 2023). The Company continues to have the right to draw up to an additional $10,000,000 in tranche B term loans over the course of 2023, subject to the Company’s achievement of certain strategic milestones, satisfaction of minimum net revenue and product units sold covenants and satisfaction of certain other covenants and conditions as further amended in the Amended Credit Agreement.

The Amended Credit Agreement further provides that the Company shall use best efforts, subject to applicable law and fiduciary duties, to consummate an equity financing prior to October 31, 2023, and that to the extent proceeds from such financing exceed $5,000,000, the Company will apply 50% of such excess proceeds to repay the tranche B term loans.

The Amended Credit Agreement further provides that the Company will, no later than October 16, 2023, appoint one additional independent director (the “Designee”) to the Board, subject to approval by the administrative agent and required lenders, who shall (i) be entitled to reasonable and customary compensation and indemnification arrangements at the expense of the Company and (ii) be available to serve on any committees or subcommittees, including any committees overseeing, coordinating or implementing matters relating to the Company’s capital structure, any restructuring, any equity raise and any sale or business combination transaction. The Amended Credit Agreement further provides that if the Designee is unable or unwilling to serve and ceases to be a director, resigns as a director or is removed as a director, or for any other reason fails to serve or is not serving as a director, the Company agrees to cause the appointment to the Board of a new independent director in substantially the same manner as the Company, the administrative agent and the requisite lenders agreed upon the selection of such Designee.

The foregoing summary of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Credit Agreement, which is attached as Exhibit 10.1, and are incorporated by reference in its entirety.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Amended Credit Agreement is hereby incorporated by reference into this Item 2.03.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 28, 2023, the Company received notice (the “Notice”) from the Listing Qualifications staff of the Nasdaq Stock Market LLC (“Nasdaq”) that, because the closing bid price for the Company’s common stock has fallen below $1.00 per share for 30 consecutive business days, the Company no longer complies with the minimum bid price requirement for continued listing on The Nasdaq Global Market under Nasdaq Listing Rule 5450(a)(1). The Notice has no immediate effect on the listing of the Company’s common stock on the Nasdaq Global Select Market.

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided an initial compliance period of 180 calendar days, or until March 26, 2024, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for a minimum of 10 consecutive business days prior to March 26, 2024.

If the Company does not regain compliance by March 26, 2024, the Company may be eligible for an additional 180-calendar day grace period if it applies to transfer the listing of its common stock to The Nasdaq Capital Market. To qualify, the Company would be required to meet the continued listing requirement for the market value of its publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the minimum bid price requirement, and provide written notice of its intention to cure the minimum bid price deficiency during the second compliance period by effecting a reverse stock split, if necessary. If the Nasdaq staff determines that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible for such additional compliance period, Nasdaq will provide notice that the Company’s common stock will be subject to delisting. The

Company would have the right to appeal a determination to delist its common stock, and the common stock would remain listed on the Nasdaq Global Select Market until the completion of the appeal process.

The Company is considering actions that it may take in response to the Notice in order to regain compliance with the continued listing requirements, but no decision about a response has been made at this time. There can be no assurance that the Company will be able to regain compliance with the minimum bid price requirement or will otherwise be in compliance with other Nasdaq listing criteria.

Item 3.02 Unregistered Sale of Equity Securities.

Pursuant to the Original Agreement, the Company also agreed to issue to the tranche B lenders and certain of their affiliates warrants (each, a “Warrant” and, collectively, the “Warrants”) to purchase, in aggregate of 4,749,800 shares of Common Stock. A total of 1,781,175 Warrants were issued on September 5, 2023, with the remaining 2,968,625 Warrants to be issued on a pro rata basis in connection with each subsequent draw by the Company of the tranche B term loans. In connection with the Company's draw of an additional $2,500,000 of tranche B term loans at signing of the Amended Credit Agreement, 445,293 Warrants were issued by the Company on October 2, 2023 and 148,431 Warrants are expected to be issued by the Company on October 5, 2023.

The terms of the Warrant were previously reported in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 7, 2023, and all of such disclosure is incorporated herein by reference.

The Company issued the Warrants and offered the shares of Common Stock underlying the Warrants in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended.

Cautionary Statement Regarding Forward-Looking Statements

This filing contains “forward-looking” statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, but not limited to, the Company’s ability to maintain compliance with the Amended Credit

Agreement and access additional funds thereunder, and to maintain listing on Nasdaq. Forward-looking statements can be identified by words such as: “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” or the negative or plural of these words or similar expressions. These statements are subject to numerous risks and uncertainties that could cause actual results and events to differ materially from those anticipated by the forward-looking statements. Important factors that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risk factors described in the Company’s filings with the SEC, the Company’s ability to explore strategic alternatives, and the risk of the initiation of bankruptcy proceedings under Chapter 11 of the U.S. Bankruptcy Code by the Company. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this report, except as required by applicable law or regulation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1^ †	Third Amendment to Credit Agreement dated October 2, 2023.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

^ The Registrant has omitted schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the SEC upon request.

† The Registrant has omitted portions of the exhibit as permitted under Item 601(b)(10) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPEL PHARMACEUTICALS INC.

Date: October 4, 2023	By:	/s/ Adrian Adams
Adrian Adams
Chief Executive Officer